Campus Crest Communities, Inc. Announces Chief Operating Officer Transition

CHARLOTTE, N.C.--(BUSINESS WIRE)--Aug. 15, 2012-- Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”) today announced that effective October 20, 2012, Robert Dann, Executive Vice President and Division President for Campus Crest Real Estate Management and Campus Crest Development, will become the Company’s Chief Operating Officer. Earl C. Howell, the Company’s current Chief Operating Officer and President, will continue to serve as President of the Company until January 4, 2013, and then move into a transitional role as Director of Special Projects until his retirement at the end of 2013.

"We are confident in our internal succession planning, which entails promoting Rob to the position of Chief Operating Officer,” said Ted W. Rollins, Co-Chairman of the Board and Chief Executive Officer. “On behalf of the Board and everyone at Campus Crest, I would like to thank Earl for his leadership over the past three years as COO, and for his years of service to the Company and its privately-held predecessor. Earl's dedication and commitment to the organization and its mission of serving students have been invaluable to Campus Crest.”

Mr. Dann, 50, joined the Company in April of 2011 and has more than 25 years of industry experience, including strategic planning, portfolio and asset management and operational execution. From October of 2005 until April of 2011, he was president of CSM Lodging, LLC in Minneapolis, Minnesota, where he oversaw a portfolio of 38 hotels. Before that, Mr. Dann served as vice president of operations for Interstate Hotels & Resorts and also as executive vice president with Boykin Management in Cleveland, Ohio. He also has more than 15 years of property level hotel experience with such companies as Ian Schrager Hotels, Helmsley Hotels, Westin and InterContinental. Mr. Dann is a graduate of the University of Denver with a BSBA in Hotel and Restaurant Management.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality, resident life focused student housing properties located close to college campuses in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. The Company owns interests in 33 operating student housing properties containing approximately 6,324 apartment units and 17,064 beds. The Company expects to deliver six new projects and one expansion of an existing property containing approximately 1,346 units and 3,820 beds in the third quarter of 2012. Additionally, the Company has commenced construction of three projects containing approximately 658 units and 1,796 beds for delivery in the third quarter of 2013. Since its inception, the Company has focused on customer service, privacy, on-site amenities and its proprietary residence life programs to provide college students across the United States with a higher quality of living. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release and other statements and information publicly disseminated by the Company contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements about the expected transition of the Chief Operating Officer position. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K.

Source: Campus Crest Communities, Inc.

Campus Crest Communities, Inc.
Investor Relations, 704-496-2571